Exhibit 32.2

Dynavax Technologies Corporation

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, William J. Dawson, the Chief Financial Officer of Dynavax Technologies Corporation (the “Company”), certify that to the best of my knowledge:

      (i) the Annual Report of the Company on Form 10-K dated March 29, 2004 for the fiscal year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (ii) the information contained in the said Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2004

By:	/s/ WILLIAM J. DAWSON

William J. Dawson
Chief Financial Officer

78